UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): August 2, 2011
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)
2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Executive Leadership Transition Plan
          On August 2, 2011, the Board of Directors of ION Geophysical Corporation (the “Company”) approved an executive leadership transition plan whereby:
•	Effective August 2, 2011, R. Brian Hanson, Executive Vice President and Chief Financial Officer of the Company, was appointed the President, Chief Operating Officer and Chief Financial Officer of the Company;

•	Effective January 1, 2012, Mr. Hanson will be appointed the President and Chief Executive Officer of the Company and will become a member of the Board of Directors of the Company;

•	Robert P. Peebler, the Chief Executive Officer of the Company and a member of the Company’s Board of Directors, will continue as Chief Executive Officer until he is replaced in such capacity by Mr. Hanson on January 1, 2012, when Mr. Peebler will become the Executive Chairman of the Board and will continue as a member of the Board of Directors of the Company; and

•	James L. Lapeyre, Jr., the current Chairman of the Board, will cease to serve as Chairman of the Board when Mr. Peebler becomes the Executive Chairman of the Board on January 1, 2012, and Mr. Lapeyre will be appointed the Company’s Lead Independent Director and will continue as a member of the Board of Directors of the Company.
The Company has initiated a search for a new chief financial officer, and Mr. Hanson will cease to serve in his capacity as Chief Financial Officer upon the appointment of his successor.
          Mr. Hanson, age 46, has been the Executive Vice President and Chief Financial Officer of the Company since May 2006. Prior to joining the Company, Mr. Hanson served as the Executive Vice President and Chief Financial Officer of Alliance Imaging, Inc., a NYSE-listed provider of diagnostic imaging services to hospitals and other healthcare providers, from July 2004 until November 2005. From 1998 to 2003, Mr. Hanson held a variety of positions at Fisher Scientific International, Inc., a NYSE-listed manufacturer and supplier of scientific and healthcare products and services, including Vice President Finance of the Healthcare group from 1998 to 2002 and Chief Operating Officer from 2002 to 2003. From 1986 until 1998, Mr. Hanson served in various positions with Culligan Water Conditioning, an international manufacturer of water treatment products and producer and retailer of bottled water products, most recently as Vice President of Finance and Chief Financial Officer. Mr. Hanson received a Bachelors degree in engineering from the University of New Brunswick and a Master of Business Administration degree from Concordia University in Montreal.
          There are no family relationships between Mr. Hanson and any director or executive officer of the Company. Other than his employment relationship with the Company as previously disclosed and as disclosed herein, and his compensation and benefits in connection with such employment relationship, Mr. Hanson has not had a direct or indirect material interest in any transaction since the beginning of the Company’s last fiscal year, or in any currently proposed transaction, involving an amount in excess of $120,000 in which the Company was or is to be a participant.
Hanson Employment Agreement
          In connection with the executive leadership transition plan described above, on August 2, 2011, the Company entered into an Employment Agreement (the “Agreement”) with Mr. Hanson that will become effective on January 1, 2012.
          Under the terms of the Agreement, Mr. Hanson will serve as the Company’s President and Chief Executive Officer for an initial term of three years, and thereafter the term will be automatically extended for successive periods of two years unless terminated by the Company (on 90 days’ prior written notice) prior to the end of the initial three-year period (or, if applicable, any such successive two-year period). Mr. Hanson will receive an initial base salary of $450,000 per year and will be eligible to receive an annual performance bonus under the Company’s incentive compensation plan for the fiscal year ending December 31, 2012, with target plan incentive set at 75% of his annual base salary and an opportunity under the plan to earn up to 150% of his annual base salary. Under the Agreement, and as approved by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), Mr. Hanson will be entitled to receive grants of (i) options to purchase shares of the Company’s common stock and (ii) shares of the Company’s restricted stock. Mr. Hanson will also be eligible to participate in other equity compensation plans that are established for key executives of the Company, as approved by the Compensation Committee.
          Under the Agreement, if Mr. Hanson’s employment with the Company is terminated without “cause”, or if he resigns for “good reason”, both as defined in the Agreement, Mr. Hanson would be entitled to receive (i) unpaid base salary and the pro rata portion of his incentive compensation earned with respect to the fiscal year of termination, (ii) as severance, amounts equal to (A) 24 months of his base salary as then in effect, less standard withholding and deductions, and (B) two times his target bonus amount in effect for the year of termination (the “Severance Payment”), (iii) continued coverage under group health and other plans for two years, (iv) accelerated vesting with respect to any future unvested equity awards with a remaining vesting period of two years or less and (v) the exercise period of all future outstanding vested stock options will continue for the earlier of (A) two years from the termination date or (B) the expiration of the full original term of the applicable option award.
          In the event of (i) a change in control of the Company and (ii) within 12 months following such change in control, either (A) the Company or its successor terminates Mr. Hanson’s employment or (B) Mr. Hanson terminates his employment with the Company or its successor, after the Company or successor (1) elects not to extend the initial term or any subsequent term of the Agreement, (2) assigns to Mr. Hanson any duties inconsistent with his position, duties, functions, responsibilities, authority or reporting relationship to the Board, (3) is rendered a privately-held company in a transaction in which Mr. Hanson does not participate within the acquiring group, (4) is rendered a subsidiary or division or other unit of an unaffiliated company; or (5) takes any action that would constitute “good reason” (as defined in the

Agreement) for his terminating his employment, Mr. Hanson will be entitled to receive the Severance Payment. In addition, a change in control of the Company occurring after January 1, 2013 will cause the remaining term of the Agreement to automatically adjust to three years, commencing on the effective date of the change in control.
        Under the Agreement, a “change in control” occurs upon any of the following:
(1)	the acquisition by a person or group of beneficial ownership of 40% or more of the outstanding shares of the Company’s common stock other than any acquisitions directly from the Company, acquisitions by the Company or an employee benefit plan maintained by the Company, or certain permitted acquisitions;

(2)	changes in the Company’s board of directors such that the individuals that constitute the entire board cease to constitute at least a majority of directors of the board, other than new directors whose appointment or nomination for election was approved by a vote of a majority or more of the directors then constituting the entire board of directors (except in the case of election contests);

(3)	the consummation of a “Merger” — a reorganization, merger, consolidation or similar business combination involving the Company — unless (i) owners of the Company’s common stock immediately following such combination together own more than 50% of the total outstanding stock or voting power of the entity resulting from the business combination in substantially the same proportion as their ownership of the Company’s voting securities immediately prior to such Merger and (ii) at least a majority of the members of the board of directors of the entity resulting from such Merger (or its parent) were members of the Company’s board at the time of the execution of the initial agreement providing for the Merger; or

(4)	the sale or other disposition of all or substantially all of the Company’s assets.
        If any payment or benefit under the Agreement is determined to be subject to excise tax under Section 409A of the Internal Revenue Code of 1986, as amended, the payment or benefit will be delayed until the first business day following the six-month anniversary of Mr. Hanson’s date of termination or other separation from service. The Company also agreed to indemnify Mr. Hanson to the fullest extent permitted by its certificate of incorporation and bylaws, and to provide him coverage under the Company’s directors’ and officers’ liability insurance policies to the same extent as other Company executives.
        Upon effectiveness of the Agreement on January 1, 2012, Mr. Hanson’s current employment agreement with the Company, which was entered into on April 26, 2006 and amended on August 20, 2007 and December 1, 2008, will terminate and no longer be in effect.
Item 7.01. Regulation FD Disclosure
        On August 3, 2011, the Company issued a press release describing the executive leadership transition plan. A copy of the press release is furnished as Exhibit 99.1 hereto.

          The information contained in Item 7.01 and Exhibit 99.1 of this report (i) is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01. Financial Statements and Exhibits
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated August 3, 2011.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2011	ION GEOPHYSICAL CORPORATION
	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated August 3, 2011.